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Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 4 to the Registration Statement (Form S-3) and related Prospectus of JetBlue Airways Corporation for the registration of $175,000,000 of its 3 1/2% Convertible Notes Due 2033 and 4,117,654 shares of its common stock and to the incorporation by reference therein of our reports dated January 26, 2004, with respect to the consolidated financial statements and schedule of JetBlue Airways Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

New York, New York
March 1, 2004

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  Exhibit 23.2
Consent of Independent Auditors